UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only(as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CONSUMERS BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 19, 2023

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be a virtual meeting hosted exclusively via live webcast at www.meetnow.global/M6A5VJF, on Thursday, October 19, 2023, at 10:00 a.m. (local time), for the following purposes:

1.

To elect three Class II directors to serve a three-year term until the Annual Meeting of Shareholders in 2026 or until their successors are elected and qualified and one Class II director to serve until the Annual Meeting of Shareholders in 2024;

2.	To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024; and

3.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on August 30, 2023 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

The Annual Meeting will be held in a virtual meeting format only, via live webcast, with no physical in-person meeting. Shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.meetnow.global/M6A5VJF. You will use the control number shown on your proxy to access the virtual meeting. Further details regarding the virtual meeting format can be found under the General Information - Virtual Meeting Information section of this Proxy Statement. We encourage you to vote your shares prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided or authorize your proxy electronically over the Internet as promptly as possible. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. A proxy may be revoked at any time before it is exercised and shareholders who are present online at the virtual Annual Meeting may revoke their proxy and vote online at the Annual Meeting if they wish to do so.

By Order of the Board of Directors

Laurie L. McClellan Chairman

Minerva, Ohio

September 7, 2023

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 19, 2023

The proxy statement and annual report are available

at www.envisionreports.com/CBKM.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 19, 2023

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company, Consumers or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be hosted virtually at www.meetnow.global/M6A5VJF, on Thursday, October 19, 2023, at 10:00 a.m. local time.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders of record on or about September 14, 2023. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on August 30, 2023 are entitled to notice of and to vote at the Annual Meeting. As of August 30, 2023, 3,096,100 Consumers Bancorp common shares, no par value, were outstanding. Each shareholder will be entitled to one vote for each common share beneficially owned on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all director nominees named in this Proxy Statement; (2) for the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024; and (3) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present or by proxy shall constitute a quorum. The four nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. Abstentions will be counted in establishing the quorum and will be counted as voting on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Renee Wood, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

Virtual Meeting Information

Instruction/Q&A Section

Q:	How can I attend the Annual Meeting with the ability to ask a question and/or vote?

A:

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date (Registered Holder), or if you hold a valid legal proxy for the Annual Meeting if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (Beneficial Holder). No physical meeting will be held.

As a Registered Holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/M6A5VJF and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials.

If you are a Beneficial Holder and want to attend the Annual Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

1)	Registration in Advance of the Annual Meeting

Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Consumers Bancorp, Inc. holdings along with your name and email address to Computershare.

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on October 13, 2023. You will receive confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:	Computershare
Consumers Bancorp, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

2)	Register at the Annual Meeting

Beneficial Holder Access to Virtual Meetings 2023 Proxy Season

For the 2023 proxy season, an industry solution has been agreed upon to allow Beneficial Holders to register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Holders only, and there is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual Meeting. Beneficial Holders may choose the Register in Advance of the Annual Meeting option above, if they prefer to use this traditional, paper-based option.

In any event, please go to www.meetnow.global/M6A5VJF for more information on the available options and registration instructions.

The online meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	Do I need to register to attend the Annual Meeting virtually?

A:	Registration is only required if you are a Beneficial Holder, as set forth above.

Q:	How can I vote online at the meeting?

A:	If you are a Registered Holder follow the instructions on the notice, email or proxy card that you received to access the meeting.

If you are a Beneficial Holder, please see the registration options set forth in numbers (1) and (2) above.

Online voting will be available during the meeting.

Q:	Why are you holding a virtual meeting instead of a physical meeting?

A:

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board of Directors, acting through the Corporate Governance/Nominating Committee, is responsible for identifying and evaluating candidates for Board membership. Generally, the directors in each class are elected to serve staggered three-year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board consists of eleven members with four directors in Class II with terms expiring in 2023, four directors in Class III with terms expiring in 2024, and three directors in Class I with terms expiring in 2025.

The term of office of current Class II directors Bradley Goris, Shawna L’Italien, Laurie L. McClellan, and Harry W. Schmuck, Jr. will expire at the annual meeting on October 19, 2023 and constitute the Class II nominees to be re-elected. Bradley Goris, Shawna L’Italien and Laurie L. McClellan are the nominees to be elected to serve until the 2026 annual meeting or until their successors are elected and qualified and Harry W. Schmuck Jr. is the nominee to be elected to serve until the 2024 annual meeting because of the mandatory retirement age policy. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees for Class II directors.

DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees for Election at the Annual Meeting

Class II Directors – Term ending in 2023

Bradley Goris (age 69) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January 2011. Mr. Goris is an independent member of the Corporate Governance/Nominating and the chairman of the Compensation Committee. He is a retired agent of the Goris-Meadows Insurance Agency in Alliance, Ohio, and past Vice-President of the A.A. Hammersmith Insurance Agency in Massillon, Ohio. He is currently the managing member of Goris Properties, LLC, a family real estate development and management firm in Alliance. Mr. Goris’ experience and commitment to local service and nonprofit organizations supports Consumers National Bank’s community bank philosophy.

Laurie L. McClellan (age 70) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since October 1987 and as Chairman of the Boards since March 1998. Ms. McClellan is a member of the Executive Committee and the Loan Committee. Prior to her October 1, 2018 retirement, Ms. McClellan performed internal corporate duties with an emphasis on investor and community relations and was named the Director of Shareholder Relations for Consumers Bancorp, Inc. in 2011. Prior to becoming Chairman, she served as Corporate Secretary and Vice Chairman of the Boards. Ms. McClellan was the Manager of the Romain Fry Investment Company, LLC and serves on various community and nonprofit advisory boards. She has 36 years of experience in community banking with an extensive knowledge of the Company’s history and operations and has a strong understanding of banking regulation and compliance.

Harry W. Schmuck, Jr. (age 74) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since November 2005. Mr. Schmuck is an independent member of the Audit Committee, the Corporate Governance/Nominating Committee, the Executive Committee and Chairman of the Loan Committee. He is the Operations Manager of Schmuck Partnership, an agricultural business, working in the business since 1970, and a Farm Sales Associate of Russ Kiko & Associates, Inc. Mr. Schmuck brings experience in agricultural products and livestock sales and valuation. He is responsible for guiding the Schmuck Partnership in investment decisions and has a firm understanding of management, operations, and marketing. He has served on various community agencies and boards. His knowledge in agriculture has benefited the Loan Committee in analyzing farm credits since joining the Board in 2005.

Shawna L’Italien (age 52) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March 2021. Ms. L’Italien is an independent member of the Audit Committee, Compensation Committee, and the Corporate Governance/Nominating Committee. She is partner in the Salem office of the law firm of Harrington, Hoppe, and Mitchell, Ltd and serves on the firm’s Management Committee. Practicing law since 1996, she focuses her practice on business organization, commercial and real estate transactions, succession planning, elder law, and estate planning. She is a graduate of the University of Mount Union and the Ohio State University Moritz College of Law. She serves on the boards of various community organizations.

Members of the Board of Directors Continuing in Office

Class III Directors – Term ending in 2024

John P. Furey (age 71) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since August 1995 and has served as Vice Chairman of the Board until December 2022. Mr. Furey is an independent member of the Loan Committee and Executive Committee. In June 2018, Mr. Furey retired as the Corporate President of Furey’s Wheel World, Inc., located in Malvern, Ohio, an automotive retail sales business. He is a Licensed Pilot, Certified Flight Instructor and Aircraft Builder. During his career in the automotive industry, he served on several automotive and finance advisory boards and has a strong management background with extensive knowledge in automotive sales, marketing, financing, and customer service. Over his 28-year history as a director of Consumers, Mr. Furey has served on various standing and ad hoc committees and has developed a strong background in community banking.

Richard T. Kiko, Jr. (age 57) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January 2015. Mr. Kiko is an independent member of the Asset/Liability Committee, Risk & Technology Committee, and the chairman of the Corporate Governance/Nominating Committee. He is currently a director on the Board of Coletta Holdings Inc., which includes the following holdings: Russ Kiko Associates Inc., Richard T. Kiko Agency, Inc. and Kiko Auctioneers & Realtors, Canton, Ohio. Mr. Kiko is also the President of Futuregen LLC, a private finance company. Prior to joining the family business, Mr. Kiko was a Director and Vice President of Foodservice & Industrial Business for Eagle Family Foods, Inc. He brings a broad range of experience in sales, marketing, logistics, manufacturing, finance, and general management to the Board of Directors. As a third-generation auctioneer and realtor, Mr. Kiko specializes in working with large clients, land, commercial real estate, and mineral rights, which has benefited Consumers and broadened the expertise of the Board.

Ralph J. Lober II (age 56) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since 2008. Mr. Lober is currently the President and Chief Executive Officer, first joining the Company in 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober was promoted to President and was appointed to Consumers National Bank’s Board of Directors in January 2008. Mr. Lober is currently a member of the Loan Committee and serves as the Chairman of the Asset/Liability Committee. Having served as Executive Vice President and Chief Financial Officer at Morgan Bank National Association from 1999 until May of 2007, Mr. Lober has a strong background in finance, funds management and operations. Mr. Lober is a certified public accountant licensed in Ohio and Pennsylvania and a graduate of the Graduate School of Banking at The University of Wisconsin-Madison. He serves on the board of Habitat for Humanity - East Central Ohio.

Ann M. Gano (age 53) was appointed by the Board of Directors in January 2023 as a Director of Consumers Bancorp, Inc. and Consumers National Bank. She is an independent member of the Audit Committee and the Risk & Technology Committee. Ms. Gano is a Certified Public Accountant and owner of Keeping Tabs, Inc. in New Philadelphia, Ohio. She is a graduate of Kent State University and the OSU Agricultural Technical Institute. She also serves on the boards of the Friends of Adult Education Buckeye CC, Frontier Community Connection Fund, New Philadelphia Quaker Foundation, the Buckeye Career Center Foundation, and the Frontier Power Cooperative.

Class I Directors – Term ending in 2025

John W. Parkinson (age 58), formerly a member of Peoples Bancorp of Mt. Pleasant, Inc. board of directors since 2005, was appointed to serve as a Director of Consumers Bancorp, Inc. and Consumers National Bank on January 1, 2020. He is an independent member of the Audit Committee, Asset/Liability Committee the Chairman of the Risk & Technology Committee. Mr. Parkinson is President, Chief Compliance Officer of Appalachian Capital Management Ltd., a firm he founded in 1990, which provides money management for individuals, trusts, non-profits, and corporations. He has a Bachelor of Science degree from The Ohio State University and is a Certified Financial Planner.

Frank L. Paden (age 72) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July 2013, and was appointed Vice Chairman of the Board in January 2023. He is an independent member of the Compensation Committee, Loan Committee, and Chairman of the Audit and Executive Committees. Mr. Paden formerly served in several executive positions at Farmers National Bank of Canfield for 40 years and brings extensive financial expertise to the Board of Directors. Mr. Paden served as President and Chief Executive Officer at Farmers National Bank of Canfield from 1996 until he was appointed Executive Chairman of the Board in 2010. Mr. Paden served as Executive Chairman until September 2011, at which time he retired. He is also Treasurer for the Board of the Mahoning County Agriculture Society’s Canfield Fair, serves as a Trustee with the Circle of Friends Foundation and as Vice President of the Children’s Circle of Friends.

Michael A. Wheeler (age 40) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March 2021. He is an independent member of the Asset/Liability Committee, Compensation Committee, and the Risk & Technology Committee. Mr. Wheeler serves as President and Chief Legal Officer of Patriot Software, a Canton Ohio based payroll and accounting software firm and has been with the firm for 17 years. At Patriot Software, Mr. Wheeler handles most business, legal, and financial aspects of the company. He is a graduate of the University of Mount Union and the University of Akron School of Law. He also serves on the boards and advisory committee of several community organizations.

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers Bancorp and Consumers National Bank each held 12 Board meetings during fiscal year 2023. All directors attended at least 75% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board on which they served during fiscal year 2023. The Company has determined that all directors, except Mr. Lober, are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules and qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members attended the 2022 Annual Meeting of Shareholders except Ms. L’Italien.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee, Executive Committee, Loan Committee and Risk & Technology Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Mr. Kiko, Mr. Parkinson, Mr. Wheeler, and Mr. Lober, who serves as chairman. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital, and interest rate risk position. During fiscal year 2023, the Asset/Liability Committee met four times.

The Audit Committee is comprised of Ms. L’Italien, Mr. Parkinson, Mr. Schmuck, Mr. Paden, and Ms. Gano since January 2023 following her appointment to the Board of Directors. Mr. Paden served as chairman and the Board has determined that Mr. Paden satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. The primary function of the Audit Committee includes the review and oversight of the financial reporting process, internal control environment and the risk management process, including enterprise risk management. Also, the Audit Committee provides oversight of all internal and external audit functions and the approval and engagement of the Company’s independent auditors and loan review consultants. The Audit Committee Charter is available on the Company’s website at www.consumers.bank. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Report of the Audit Committee is on page 20 of this Proxy Statement. During fiscal year 2023, the Audit Committee met four times.

The Compensation Committee reviews overall bank compensation policies and executive management compensation. This committee is comprised of Ms. L’Italien, Mr. Paden, Mr. Wheeler, and Mr. Goris, who has served as chairman since January 1, 2023. Mr. Paden served as committee chair prior Mr. Goris. The Board of Directors of Consumers Bancorp has determined that each member of the Compensation Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section of this Proxy Statement. During fiscal year 2023, the Compensation Committee met four times. The Compensation Committee Charter is available on the Company’s website at www.consumers.bank.

The Executive Committee reviews and monitors the organizational goals, strategic planning process, and any merger and acquisition opportunities. In addition, all major functions are subject to the review and approval of the Executive Committee, including, but not limited to, new initiatives, new products, services, key vendor relationships, key insurance policies and significant legal matters. The committee also reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Schmuck, Ms. McClellan, Mr. Furey and Mr. Paden, who serves as the chairman since January 1, 2023. Mr. Furey served as committee chair prior to Mr. Paden. During fiscal year 2023, the Executive Committee met three times.

The Loan Committee is comprised of Mr. Furey, Mr. Lober, Ms. McClellan, Mr. Paden, and Mr. Schmuck, who serves as chairman. The Loan Committee reviews the lending policies and monitors the Loan Administration’s compliance with such policies, ensures that management’s handling of credit risk complies with Board decisions about acceptable levels of risk, ensures management follows appropriate procedures to recognize adverse trends, takes any needed corrective actions and maintains an adequate allowance for loan and lease losses. The Loan Committee is also responsible for approving loans that exceed the Internal Loan Committee’s lending authority. During fiscal year 2023, the Loan Committee met 27 times.

The Corporate Governance/Nominating Committee is responsible for the selection of individuals for nomination or re-election to the Board of Directors, making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. The Corporate Governance/Nominating Committee is comprised of Mr. Goris, Ms. L’Italien, Mr. Schmuck, and Mr. Kiko who serves as chairman since January 1, 2023. Mr. Goris served as committee chair prior to Mr. Kiko. The Board of Directors determined that each member of the Corporate Governance/Nominating Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules. During fiscal year 2023, the Corporate Governance/Nominating Committee met four times.

Under the terms of the Corporate Governance/Nominating Committee Charter, the committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Corporate Governance/Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Amended and Restated Regulations and the Board Addition/Replacement Procedures found in the Board and Management Succession Policy. As part of its considerations, the Corporate Governance/Nominating Committee places value on having directors with experience and expertise that are diverse from other Board members. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Corporate Governance/Nominating committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Corporate Governance/Nominating Committee Charter is available on the Company’s website at www.consumers.bank.

The Risk & Technology Committee is responsible for the oversight of the Company’s information technology program and risk management process, including Enterprise Risk Management. The Committee shall approve and recommend to the Board of Directors the Company’s risk management framework, including risk, policies, processes, and procedures. Also, the Committee oversees the Information Security Program, key system selection and performance evaluation, vendor management and the business resumption planning process. The Risk & Technology committee is comprised of Ms. Gano, Mr. Kiko, Mr. Parkinson, and Mr. Wheeler. Mr. Parkinson has served as the committee chairman since January 1, 2023, and Mr. Goris was a member of the committee and served as committee chair prior to January 2023. During fiscal year 2023, the Risk & Technology Committee met four times.

Shareholders desiring to nominate a candidate for election as a director at the 2024 Annual Meeting of Shareholders, other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy, must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than July 31, 2024, or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by July 31, 2024, or if the candidate does not meet the criteria set forth in the Company’s Amended and Restated Regulations.

Board Leadership Structure; Role in Risk Oversight

In accordance with our regulations, the Board elects our Chairman and Chief Executive Officer, or CEO, and both positions may be held by the same person or may be held by different people. Currently the offices of Chairman and CEO are separated. The Board believes the separation of offices of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on management and operating responsibilities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the broad oversight of risk and the establishment of risk tolerance. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as intended.

Insider Trading Policy and Anti-hedging

Under our Insider Trading Policy, each executive officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our executive officer or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits executive officers and directors from purchasing Company common stock on margin, engaging in short sales, or buying or selling derivative securities.

Director Compensation

Board of Director compensation differs from the compensation programs offered to executives and employees of the Company. To focus on pay for time and expertise, the compensation for the Board of Directors is limited to a set fee for service (retainer and meeting fees) and equity compensation (stock or restricted stock units). The overall philosophy is to compensate the Board of Directors at the market median (50th percentile) of comparable financial institutions within the region of similar asset size. To provide the proper mix of compensation elements to meet the needs of the Board of Directors, the following elements will be included to compensate directors for their time and expertise: retainer, meeting fees, and committee fees. Additionally, the Company will grant the directors equity compensation to ensure the directors are shareholders and are financially linked to the shareholders they represent. The Compensation Committee annually reviews and recommends to the Board of Directors the proposed director fees after consideration of information from peer surveys, past compensation practices and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members. A peer group analysis was completed during fiscal year 2021 by Blanchard Consulting Group that was used to establish the annual retainer, board meeting compensation and the committee meeting fees.

Fees Paid in Cash

Non-employee directors receive an annual retainer and are compensated for each Consumers National Bank Board of Directors meeting and each committee meeting they attend. During fiscal year 2023, the retainer for each non-employee director was $20,000 per year and the compensation for attendance at a Board of Directors meeting was $1,000 per meeting. The Chairman of the Board receives an additional $10,000 and the Vice Chairman receives an additional $2,000 per year for serving in those capacities. The following table details the fees paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability		Audit	Compensation	Corporate Governance/ Nominating	Executive	Loan	Risk & Technology
Committee Chair	$	*	$300	$200	$200	$300	$200	$300
Committee Member		$100	$200	$100	$100	$200	$100	$200

* Denotes committee chaired by an employee of the Company

Equity Compensation

Under the Amended and Restated 2010 Omnibus Incentive Plan, stock awards may be granted to all directors if certain specified performance targets as established by the Compensation Committee are achieved. The Compensation Committee selected return on average equity and median stock price to tangible book value of over-the-counter (OTC) traded institutions as the Company’s performance targets for fiscal years 2022 and 2023. Stock grants associated with meeting the performance targets for fiscal year 2022 were issued on October 27, 2022. The total value of stock granted to all non-employee directors, as determined by the Compensation Committee, was equal to 40% of the total cash fees earned by the directors during fiscal year 2022, or $13,605 per director who was on the Board in fiscal year 2022. In addition, the Company issued restricted stock units on October 27, 2022, which vest after June 30, 2023 upon the achievement of the performance targets. The grant date value of the restricted stock units issued to all non-employee directors, as determined by the Compensation Committee, was equal to 23% of the total cash fees earned by the directors during fiscal year 2023, or $8,414 per director who was on the Board for the whole year in fiscal year 2023 and Ann Gano received a pro-rated award of $4,050. The restricted stock units will be settled following the issuance of the Company’s fiscal year 2023 financial statements.

Mr. Lober is an employee of Consumers National Bank and received no additional compensation for his service as a director.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board during fiscal year 2023. The compensation received by Mr. Lober is shown in the “Summary Compensation Table” which is included under the “Executive Officers” section in the following pages.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Total ($)
John P. Furey	$37,100	$22,019	$59,119
Ann Gano	16,900	4,050	20,950
Bradley Goris	33,000	22,019	55,019
Shawna L’Italien	33,800	22,019	55,819
Richard T. Kiko, Jr.	33,800	22,019	55,819
Laurie L. McClellan	45,500	22,019	67,519
Frank L. Paden	37,900	22,019	59,919
John W. Parkinson	34,300	22,019	56,319
Harry W. Schmuck, Jr.	39,200	22,019	61,219
Michael A. Wheeler	33,800	22,019	55,819
(1)

The amounts reported in this column represent the grant date value of the stock awards granted during fiscal year 2023. On October 27, 2022, each Director who was on the Board in fiscal year 2022 received a stock award of 726 shares for achieving fiscal year 2022 performance targets. In addition, each director who was on the Board for the whole fiscal year 2023 received 449 units and Ann Gano received 225 units for achieving fiscal year 2023 performance targets.

The Compensation Committee has engaged Blanchard Consulting Group to complete a market assessment of director and executive management compensation during fiscal year 2024. Currently no material changes are expected to overall director compensation in fiscal year 2024. Restricted stock units were awarded to all directors and executive officers in July 2023 and will vest if the Company’s performance target of return on average equity for fiscal year 2024 is achieved.

PAY VERSUS PERFORMANCE

The following table provides information about the relationship between executive compensation actually paid for our principle executive officer (PEO) and our non-principle executive officers and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non- PEO NEOs (3)	Average Compensation Actually Paid to non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$1,021,471	$1,012,080	$487,683	$486,390	$97.29	$10,674,000
2022	889,477	874,792	488,462	482,853	101.74	11,192,000

(1) The amounts reported in column (b) are the amounts of total compensation reported for Mr. Lober, our PEO, for each corresponding year in the “Total” column of the Summary Compensation Table.

(2) The amount reported in column (c) represents the executive compensation actually paid for Mr. Lober as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid to Mr. Lober during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments noted in footnote 4 were made to Mr. Lober’s total compensation for each year.

(3) The amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.

(4) The amounts reported in column (e) represent the average amount of executive compensation actually paid for the non-PEO NEOs as a group as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine executive compensation actually paid.

	PEO		Average for Non-PEO NEOs
	2023	2022	2023	2022
Total Compensation per Summary Compensation Table (SCT)	$1,021,471	$889,477	$487,683	$488,462

Less the amounts or average amounts reported under the Stock Awards column in the SCT	(246,169)	(124,542)	(87,806)	(50,138)

Plus year-end value of stock grants awarded in the applicable fiscal year that are unvested and outstanding as of the end of the applicable fiscal year	177,318	81,523	65,234	32,823

Plus the fair value as of the vesting date of any awards that are granted and vest in the same applicable fiscal year	60,544	26,517	21,628	10,672

Plus the change in fair value of prior year awards that are outstanding and unvested as of the end of the applicable fiscal year	(4,433)	(781)	(1,807)	(348)

Plus the change in fair value as of the vesting date of prior year awards that vested at the end of or during the applicable fiscal year	3,349	2,598	1,458	1,382

Compensation actually paid for year shown	$1,012,080	$874,792	$486,390	$482,853

(5) Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price as the end and the beginning of the measurement period by the Company’s share price as the beginning of the measurement period.

(6) Amounts represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner equal to or more than 5% of the outstanding shares of the Company’s common stock as of June 30, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of June 30, 2023		Percent of Common Shares

Beese, Fulmer Investment Management, Inc. 200 Market Avenue South, Suite 1150 Canton, OH 44702	172,739	(1)	5.65%

(1)

Based on a Schedule 13G filing by Beese, Fulmer Investment Management, Inc. on February 1, 2023. Beese, Fulmer Investment Management, Inc., in its capacity as an investment adviser, reported that it may be deemed to beneficially own 172,739 shares held by its clients.

Security Ownership of Directors and Management

The following table shows the beneficial ownership of the Company’s common stock as of August 31, 2023 for each director and named executive officer of the Company and for all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares
John P. Furey	50,407	(1)	1.63%
Ann Gano	2,320		*
Bradley Goris	15,363	(2)	*
Shawna L’Italien	4,542	(3)	*
Richard T. Kiko, Jr.	12,271	(4)	*
Ralph J. Lober II	61,449	(5)	1.98%
Laurie L. McClellan	144,641	(6)	4.67%
Frank L. Paden	8,460		*
John W. Parkinson	20,975	(7)	*
Harry W. Schmuck, Jr.	23,549	(8)	*
Michael A. Wheeler	2,814	(9)	*
Scott E. Dodds	14,793		*
Renee K. Wood	21,135	(10)	*
All directors and executive officers as a group (17 persons)	408,267		13.19%
*	Denotes less than one percent of outstanding shares.

(1)	Includes 33,393 shares owned by or jointly with family members or trusts.
(2)	Includes 13,057 shares owned jointly with family members.
(3)	Includes 2,950 shares owned jointly with family members.
(4)	Includes 9,138 shares owned in a trust.
(5)	Includes 34,824 shares owned jointly with family members.
(6)	Includes 134,719 shares owned by or jointly with family members and trusts.
(7)	Includes 5,700 shares owned by family members.
(8)	Includes 130 shares owned by family members.
(9)	Includes 1,500 shares jointly owned in a trust
(10)	Includes 9,725 shares owned jointly with family members.

Executive Officers Who Are Not Directors

The following information is provided with respect to each person who currently serves as an executive officer of the Company who does not serve as a director.

Kim Chuckalovchak (age 52) serves as Senior Vice President, Chief Information Officer, having been appointed to this position in November 2020. Ms. Chuckalovchak joined Consumers in July 2005 as a member of the information technology department and was promoted to Vice President, Information Technology Manager in January 2016. Prior to joining Consumers, Ms. Chuckalovchak served as Lotus Notes Developer for Emergency Medicine Physicians in Canton and has over 31 years of experience in Information Technology. She holds an associate degree from Stark State College in Computer Science. Ms. Chuckalovchak is currently a member of several Information Technology/Security organizations including FS-ISAC & InfraGard. She also holds two certifications from Secure Banking Solutions: Certified Banking Security Technology Professional and Certified Banking Security Executive.

Scott E. Dodds (age 61) serves as Executive Vice President and Senior Loan Officer, having been appointed to this position in March 2015. Mr. Dodds joined Consumers in November 2013 as Senior Vice President and Senior Lender. Prior to joining Consumers, Mr. Dodds served as Senior Vice President, Business Banking at FirstMerit Bank. He has served in various financial and banking positions, including President for Weather Vane Capital, LLC, Senior Vice President, Ohio Legacy Bank, and Executive Vice President of Retail Banking for Unizan Bank, National Association. Mr. Dodds brings over 36 years of banking experience in the operations, sales, and business development areas of banking. Mr. Dodds is a graduate of the Stonier Graduate School of Banking and BAI Graduate school of Executive Bank Management.

Hillary Hudak (age 52) serves as Senior Vice President, Chief People Officer, having been appointed to this position in November 2019. Ms. Hudak joined Consumers in April 2015 as Vice President, Director of Human Resources. Prior to joining Consumers, Ms. Hudak served as Director of Human Resources for TTT Holdings, Inc. from 1999 to 2015. Ms. Hudak has over 26 years of human resources experience, she has a strong background in managing human resources, benefits, and compensation analysis, and supporting strategic initiatives for varying sized organizations and industries. Ms. Hudak has developed the bank’s corporate training, mentorship, and leadership development programs. Ms. Hudak carries both the SPHR and SCP human resources certifications, has a bachelor’s degree in business management from Walsh University, and attended the Human Resources Management School through the Graduate School of Banking in Madison, Wisconsin.

Suzanne Mikes (age 44) serves as Senior Vice President, Chief Credit Officer, having been appointed to this position in July 2017. Ms. Mikes joined Consumers in June 2017 as Vice President, Chief Credit Officer. Prior to joining Consumers, Ms. Mikes served as a Senior Credit Analyst, AVP for CFBank, National Association from 2011 to 2017 and has over 21 years of credit experience. She completed her undergraduate degree at Mount Union College in 2001 and her MBA at Kent State University in 2007. Ms. Mikes is actively involved in her community and currently is a member of University of Mount Union’s Business Advisory Council and on the board at The Green Community Improvement Corporation. Ms. Mikes is also a graduate of the Graduate School of Banking at The University of Wisconsin-Madison and has her credit risk certification from Risk Management Association.

Derek G. Williams (age 64) serves as Senior Vice President, Retail Operations and Sales, having been appointed to this position in March 2013. Mr. Williams previously served as Senior Vice President, Training and Sales Development Officer from July 2011 to March 2013. Prior to joining Consumers, Mr. Williams served as Vice President, Senior Business Banker for Huntington National Bank and as Senior Vice President, Chief Deposit Officer at Ohio Legacy Bank. Mr. Williams is a graduate of the Bank Administration Institute (BAI) School, Retail Banking Management and has obtained a broad range of retail and commercial experience in his banking career that extends over 45 years.

Renee K. Wood (age 52) serves as Executive Vice President, Chief Financial Officer and Treasurer and was appointed as the Corporate Secretary in January 2022. Ms. Wood joined Consumers in January 2005 and was appointed the Chief Financial Officer and Treasurer in July 2005. Prior to joining Consumers, Ms. Wood served as Vice President, Controller of the Finance Department for Unizan Bank, National Association from 2002 to 2005. Her 29 years of banking experience includes senior or management level positions, primarily in the accounting or finance areas of banking. Ms. Wood is a graduate of the Graduate School of Banking at The University of Wisconsin-Madison.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee, with the approval of the Board of Directors, has appointed Plante & Moran, PLLC (Plante Moran) to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. Although the Company’s shareholders are not required to vote on the appointment of the Company’s independent registered public accounting firm, the Audit Committee and the Board of Directors are submitting the appointment of Plante Moran to the shareholders for ratification as a matter of good corporate governance and because of the important role the Company’s independent registered public accounting firm plays in reviewing the quality and integrity of the Company’s financial statements. The Company has been advised by Plante Moran that they are independently certified public accountants with respect to the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

Plante Moran audited the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2023. The Company expects representatives of Plante Moran will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Unless instructed to the contrary, it is intended that proxies will be voted for the ratification of the selection of Plante Moran, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. Ratification of Plante Moran as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of common stock by proxy at the annual meeting. Abstentions will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal. Even if the appointment of Plante Moran is ratified by the stockholders, the Audit Committee, in its discretion, could decide to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Plante Moran is not ratified, the Audit Committee will reconsider the appointment, but may decide to maintain the appointment.

The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Plante Moran as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2024.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides information regarding the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2023 whose compensation is detailed in this proxy statement. These named executive officers are the President and Chief Executive Officer, Chief Financial Officer, and Senior Loan Officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of the compensation programs. The committee reviews and recommends company benefit and incentive plans and reviews the individual performance of the Chief Executive Officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers considering their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, equity-based awards, and long-term compensation. The Compensation Committee manages all components on an integrated basis with a goal of achieving the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

From time to time, the Compensation Committee utilizes outside consultants to provide analysis regarding our executive compensation program. Typically, this is done once every three years. During fiscal year 2021, the Compensation Committee engaged Blanchard Consulting Group to review executive officers’ compensation and to make recommendations regarding the structure of their future compensation packages. Per the Compensation Committee’s instructions, Blanchard performed a market assessment and made recommendations on base salary, incentive pay and benefits for each named executive officer as compared to similar peer banks.

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the Chief Executive Officer, human resources, finance, and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. The Compensation Committee will seek input from the Chief Executive Officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. The Compensation Committee delegates some responsibilities to management to assist in the development of design of the annual incentive compensation program for the Compensation Committee’s consideration. The Compensation Committee does not delegate the determination of compensation of the named executive officers to management.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an executive officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. The Compensation Committee has adopted the philosophy to target executive compensation to the midpoint of its peer group that was developed for the compensation analysis. The Company’s performance, as measured by its results compared to previous years, is also considered in determining the overall adjustments to executive officers’ salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals.

Based on a review of the Company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

Incentive Compensation

The purpose of the incentive compensation program is to focus executives on achieving and possibly exceeding the Company’s annual performance objectives consistent with safe and sound operations of the Company. Incentive compensation is provided to recognize the achievement of annual financial targets and is paid in accordance with the quantitative and qualitative objectives established by the Compensation Committee. In establishing the incentive compensation’s metrics and targets for fiscal year 2023, the Compensation Committee utilized the Company’s budget to set the performance at levels that were determined to be reasonable and achievable. In setting the named executive officers’ awards, the Compensation Committee considered the following core corporate financial measures: net income, efficiency ratio, total delinquency and growth in total loans and deposits.

The following table sets forth the core corporate financial metrics, targets, and actual results for the named executive officers:

	Award Ranges
Metrics	Threshold	Target	Maximum	2023 Actual
Net Income	$10,186,290	$10,405,350	$11,719,710	$10,674,000
Efficiency Ratio	64.72%	63.47%	59.74%	63.84%
Delinquency	0.92%	0.88%	0.72%	0.11%
Gross Loans – net of warehouse line	$658,405,000	$668,693,000	$702,985,000	$700,362,000
Total Deposits	$912,404,000	$926,660,000	$974,182,000	$952,533,000

For the Chief Executive Officer, a range of 14.0% to 50.0% of salary is tied to these core corporate financial measures. For the Chief Financial Officer and Senior Loan Officer, a range of 11.0% to 40.0% of salary is tied to these core corporate financial measures. Performance was assessed after the end of the performance period and cash incentive payments based on the Company’s performance will be made only if one or more financial metrics met or exceeded the targets established by the Compensation Committee.

Based on the above performance measures and the Compensation Committee’s assessment of individual performance, the 2023 cash incentive payments were awarded as follows relative to the 2023 threshold and maximum award ranges:

Named Executive Officer	2023 Threshold Award Value ($)	2023 Maximum Award Value ($)	2023 Actual Cash Incentive Payment ($) (1)
Ralph J. Lober, II	$62,664	$223,801	$121,300
Renee K. Wood	$25,410	$92,400	$54,863
Scott E. Dodds	$25,179	$91,560	$54,364
(1)	The amounts included in this column are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan, a non-qualified Salary Continuation Program and the Amended and Restated 2010 Omnibus Incentive Plan. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Participation in the Salary Continuation Plan is limited and recommended by the Compensation Committee and approved by the Board of Directors. From time to time, the Compensation Committee has approved stock awards and restricted stock units to all directors, all executive officers and certain other senior management personnel. On October 27, 2022, stock awards were made since the specified performance targets established by the Compensation Committee of return on average assets and median stock price to tangible book value of OTC traded institutions were achieved for fiscal year 2022. The value of the stock awards granted to the Chief Executive Officer was 40% of base salary. The value of the stock awards granted to the Chief Financial Officer and Senior Loan Officer was 25% of each officer’s base salary. Twenty-five percent of the stock awarded vested on the grant date, which was also the end of the performance period, with the remaining vesting 25% per year over a three-year period, conditioned on continued employment. In addition, the Company issued restricted stock units on October 27, 2022, which are subject to vest after June 30, 2023 upon the achievement of the performance targets for fiscal year 2023 that were established by the Compensation Committee. The grant date value of the restricted stock units issued to the CEO were equal to 23% of base salary and the value of the units granted to the Chief Financial Officer and Senior Loan Officer were equal to 14.4% of their base salary. Twenty-five percent of the stock units awarded vested on June 30, 2023, which was also the end of the performance period, with the remaining vesting 25% per year over a three-year period, conditioned on continued employment. The restricted stock units will be settled following the issuance of the Company’s fiscal year 2023 financial statements. These long-term incentive compensation plans are designed to promote a vested interest in the long-term strategic performance goals of the Company and discourage turnover among its executive officers and other employees.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s principal executive officer, principal financial officer, and the next most highly compensated executive officer serving at the end of fiscal year 2023. The individuals listed in this table are sometimes referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($) (4)	Total ($)
Ralph J. Lober II	2023	$425,221	$250	$246,169	$—	$121,300	$206,970	$21,561	$1,021,471
President and Chief Executive Officer	2022	346,404	250	124,542	—	152,184	249,759	16,338	889,477

Renee K. Wood	2023	$228,250	$250	$88,209	$—	$54,863	$58,321	$23,799	$453,692
Executive Vice President, Chief Financial Officer/Treasurer	2022	215,270	250	50,270	—	76,780	84,393	9,896	443,378

Scott E. Dodds	2023	$226,175	$250	$87,403	$—	$54,364	$129,004	$24,477	$521,673
Executive Vice President and Senior Loan Officer	2022	213,503	250	50,006	—	76,082	172,220	21,281	533,546

(1)	The amounts in this column represent a $250 Christmas bonus that was paid to each of the named executive officers.

(2)

The amounts in this column are the grant date fair values of awards of restricted stock and restricted stock units for achieving the performance targets as established by the Compensation Committee for fiscal years 2022 and 2023.

(3)	The amounts in this column reflect cash incentive awards. See the discussion under Compensation Discussion and Analysis – Incentive Compensation.

(4)

All other compensation as reported in this column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan & Trust, dividends on restricted stock, premiums for group term life insurance, corporate secretary compensation and perquisites. The perquisites provided for Mr. Dodds are country club dues. These amounts for fiscal year 2023 are detailed below:

Name	Amounts Contributed to 401(k) Plan	Dividends on Restricted Stock	Group Term Life Insurance	Corporate Secretary Compensation	Perquisites	Total All Other Compensation
Ralph J. Lober II	$17,009	$3,533	$1,019	$—	$—	$21,561
Renee K. Wood	9,610	1,644	545	12,000	—	23,799
Scott E. Dodds	9,047	1,613	1,564	—	12,253	24,477

The following table sets forth details about the unvested restricted stock awards held by the named executive officers as of June 30, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Ralph J. Lober II	10/27/2022	4,119	$74,142	5,732	$103,176
Ralph J. Lober II	9/16/2021	—	—	2,831	50,958
Ralph J. Lober II	9/22/2020	—	—	863	15,534
Renee K. Wood	10/27/2022	1,329	25,251	2,201	39,618
Renee K. Wood	9/16/2021	—	—	1,143	20,574
Renee K. Wood	9/22/2020	—	—	370	6,660
Scott E. Dodds	10/27/2022	1,317	26,340	2,181	39,258
Scott E. Dodds	9/16/2021	—	—	1,137	20,466
Scott E. Dodds	9/22/2020	—	—	361	6,498

(1)	After the performance targets have been met, restricted stock units vest on June 30th based on a three-year vesting schedule, conditioned on continued employment.
(2)	Restricted stock awards vest on the anniversary date of the grant based on a three-year vesting schedule, conditioned on continued employment.
(3)

The market value of the awards of restricted stock that have not yet vested was determined by multiplying the closing price of a share of Consumers common stock on June 30, 2023 ($18.00) by the number of shares.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2023, Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation and contributions of the participants. An eligible participant is one who has completed six months of service and has attained the age of 21. At the time of retirement, attainment of age 59 ½, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober, II and Renee K. Wood.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a non-qualified salary continuation plan (SCP) to encourage the long-term retention of executives and avoid the cost of turnover. The SCP is considered an unfunded plan for tax and Employee Retirement Income Security Act (ERISA) purposes and all obligations arising under the SCP are payable from the general assets of the Company. Pursuant to the SCP, agreements have been entered into between Consumers National Bank and certain executives and the agreements incorporate covenants against competition, solicitation or disclosure of confidential information. The participants in the SCP are determined by the Board of Directors. SCP agreements have been entered into with Mr. Lober, Ms. Wood and Mr. Dodds and are collectively referred to as the “SCP Agreements.”

The SCP Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of the SCP Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the SCP Agreements commences at various ages and is prorated until age 65. If any of the executives die during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability. Following a change in control of the Company, the benefit paid to the named executive officers will be equal to the sum of a specified multiple of (a) the Executive’s Base Salary in effect immediately preceding the termination of employment (b) the incentive compensation paid to the Executive during the immediately preceding calendar year and (c) the equity compensation paid to the Executive during the immediately preceding calendar year; plus 100% of the Accrual Balance determined as of the end of the month preceding termination of employment. For Mr. Lober, the specified multiple is 2.99 times and for Mr. Dodds and Ms. Wood the specified multiple is 2.0 times. For purposes of these SCP Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the SCP Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect on June 30, 2023 was 5.75% and on June 30, 2022 was 3.0%.

PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph J. Lober, II	Salary Continuation Program	$1,443,514	$—
Renee K. Wood	Salary Continuation Program	$518,092	$—
Scott E. Dodds	Salary Continuation Program	$625,800	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is not party to any change in control agreements with its current named executive officers. Under the Salary Continuation Program, Mr. Lober would have received a payment of $3,525,274, Ms. Wood would have received $1,213,721 and Mr. Dodds would have received $1,314,787 as of June 30, 2023, if a change of control and a termination of their employment had occurred. No participant will receive a benefit payment under the Salary Continuation Program if they are terminated for cause.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of its officers and persons who own more than 10% of its registered equity securities to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2023, its reporting persons complied with all Section 16(a) filing requirements.

CERTAIN TRANSACTIONS AND RELATIONSHIPS AND LEGAL PROCEEDINGS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during the fiscal years ended June 30, 2022 and June 30, 2023. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey, a director, is the managing member of Furey Holdings, LLC. The lease commenced on December 23, 2005, with an original term of ten years. The initial term of the lease has ended and now the renewal term expires on December 23, 2023. Lease payments for the fiscal years ended June 30, 2022 and June 30, 2023 totaled $36,007 in each respective fiscal year and the aggregate amount of lease payments until the end of the renewal term of the lease are estimated to be $18,004. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

Mr. Kiko, a director, is associated with Kiko Auctioneers and Kiko Realty. In the ordinary course of business, the Company has retained the services of Kiko Auctioneers and Kiko Realty to liquidate property and may continue to retain their services in the future. The value of the services received from each of Kiko Auctioneers and Kiko Realty was less than $120,000 in each of the 2022 and 2023 fiscal years.

There are no family relationships among directors and executive officers that require disclosure.

Each officer and director are expected to bring any relationship or transaction with the Company in which he or she has a direct or indirect interest to the attention of the Board of Directors. The non-interested directors review the transaction and consider, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2023. In addition, the Audit Committee has discussed with Plante & Moran, PLLC (Plante Moran), the independent registered public accounting firm for Consumers Bancorp, the matters required by PCAOB Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vo. 1. AU 380) and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Plante Moran matters relating to its independence and received from Plante Moran the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence. The Audit Committee has discussed with Plante Moran its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for filing with the Securities and Exchange Commission.

Respectfully Submitted, The Audit Committee Mr. Paden, Chairman Ms. Gano Ms. L’Italien Mr. Parkinson Mr. Schmuck

Independent Registered Public Accounting Firm

Plante & Moran, PLLC (Plante Moran) audited the Company’s consolidated financial statements for the fiscal year ended June 30, 2023. Plante Moran’s engagement was recommended and approved by the Audit Committee and approved by the Board of Directors. Plante Moran is selected as Consumers’ independent registered public accountant for fiscal year 2023. Representatives of Plante Moran will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Fees and Services

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any audit and non-audit related service performed by the independent auditors.

Plante Moran billed the Company $118,000 and $131,400 for the fiscal years ended June 30, 2023 and June 30, 2022, respectively. The table below sets forth the aggregate fees billed by Plante Moran for services rendered to the Company and its affiliates for the fiscal years 2023 and 2022.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2023	$100,000	$7,000	$11,000	$—
2022	$120,650	$—	$10,750	$—

The “Tax Fees” for 2023 and 2022 related principally to filing, compliance and tax strategy planning.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2024 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 17, 2024.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2024 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than July 31, 2024, or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by July 31, 2024.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2023 has been mailed concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Renee Wood, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumers.bank.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President, a Vice President, or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

By Order of the Board of Directors

Laurie L. McClellan
Chairman

Minerva, Ohio

September 7, 2023

CONSUMERS Bancorp Inc. VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/CBKM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that the shareholders vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - Bradley Goris	☐	☐
02 - Shawna L'Italien	☐	☐
03 - Laurie L. McClellan	☐	☐
04 - Harry W. Schmuck, Jr.	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03VLQC

2023 Consumers Bancorp, Inc. Annual Meeting of Shareholders

2023 Consumers Bancorp, Inc. Annual Meeting of Shareholders will be held on Thursday, October 19, 2023 at 10:00 am EST virtually via the internet at www.meetnow.global/M6A5VJF.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

We encourage you to access and review all the important information contained in the proxy materials before voting. The 2023 proxy statement and annual report to shareholders are available at www.envisionreports.com/cbkm

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY - CONSUMERS BANCORP, INC.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 19, 2023

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Renee Wood and Molly McNally, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 19, 2023, 10:00 am EST, or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

CONSUMERS Bancorp Inc. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that the shareholders vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

	For	Withhold
01 - Bradley Goris	☐	☐
02 - Shawna L'Italien	☐	☐
03 - Laurie L. McClellan	☐	☐
04 - Harry W. Schmuck, Jr.	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03VLRC

We encourage you to access and review all the important information contained in the proxy materials before voting.
The 2023 proxy statement and annual report to shareholders are available at www.edocumentview.com/cbkm

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY - CONSUMERS BANCORP, INC.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 19, 2023

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Renee Wood and Molly McNally, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 19, 2023, 10:00 am EST, or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)